                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                                    ---------

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement                    [ ]  Confidential, For Use of Commission Only
                                                           (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 FARR COMPANY
-------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT , IF OTHER THAN THE REGISTRANT)

          Payment of Filing Fee:
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:


[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                                  FARR COMPANY
                                2201 Park Place
                         El Segundo, California  90245

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 4, 1999

     The Annual Meeting of the Stockholders of Farr Company, a Delaware corporation, will be held in the Company's offices located at 2201 Park Place, El Segundo, California, on Tuesday, May 4, 1999, at 11:00 a.m. for the following purposes:

     1. To elect three directors to serve for three years. The Board of Directors' nominees are named in the accompanying proxy statement which is part of this notice.

     2. To vote upon a proposal to amend the Company's Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock from 10,000,000 to 20,000,000.

     3. To vote upon a proposal to amend The 1993 Stock Option Plan for Key Employees of Farr Company to approve an increase in the aggregate number of shares of Common Stock reserved for issuance under such plan from 787,500 to 1,100,000 shares.

     4. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on March 12, 1999 as the record date for determination of those stockholders entitled to vote at this meeting.

     All stockholders are cordially invited to attend the meeting.

                                               Stephen E. Pegg
                                                  Secretary

El Segundo, California
April 2, 1999


--------------------------------------------------------------------------------
       In order to ensure your representation at the meeting, you are requested to sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). If you attend the meeting and file with the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.
--------------------------------------------------------------------------------

                                  FARR COMPANY
                                   _________

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Farr Company (the "Company") to be held at 11:00 a.m. on Tuesday, May 4, 1999. This solicitation is made by the Company's Board of Directors, and the costs thereof, which will be borne by the Company, are expected to be nominal. Brokerage houses, custodians, nominees and others who hold stock in their names will be reimbursed for expenses in sending proxy materials to their principals.

     The Company intends to send this proxy statement and form of proxy to its stockholders on or about April 2, 1999. The Company's principal executive offices are located at 2201 Park Place, El Segundo, California 90245, and its telephone number is (310) 727-6300.

     The stockholders of record at the close of business on March 12, 1999 are entitled to one vote for each share of common stock held by them. At the close of business on March 12, 1999, there were outstanding 7,894,180 shares of the Company's common stock (the "Common Stock") (such figure does not include 983,944 shares held in treasury). A majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business. Any proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. Proxies will be voted as directed.

     Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In voting for the election of directors, each share has one vote for each position to be filled, and there is no cumulative voting. Directors will be elected by a plurality of the shares voting, which means that abstentions or broker non-votes will not affect the election of the candidates receiving the plurality of votes.

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will be required for approval of the proposal to increase the authorized shares of Common Stock. All other proposals to come before the Annual Meeting will require the approval of a majority of the shares of Common Stock present and entitled to vote at the meeting. Therefore, as to any such particular proposal, abstentions will have the same effect as a vote against that proposal and broker non-votes will not be counted as votes for or against the proposal, and will not be included in counting the number of votes necessary for approval of the proposal.

                     OWNERSHIP OF THE COMPANY'S SECURITIES

Principal Stockholders

     The following table sets forth information as of March 12, 1999 with respect to shares of the Common Stock which are held by persons known to the Company to be beneficial owners of more than 5% of the Common Stock. For purposes of this proxy statement, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or dispose of securities, regardless of any economic interest therein.

                                                                  Amount and
                                                                  Nature of
Name and Address of Beneficial Owner                         Beneficial Ownership             Percent of Class(1)
------------------------------------                    ---------------------------------     -------------------
Wellington Management Company, LLP....................                693,150(2)                     8.8%
   75 State Street
   Boston, Massachusetts 02109

Fleet Financial Group, Inc............................                569,500(3)                     7.2%
   One Federal Street
   Boston, Massachusetts 02110

Wanger Asset Management, L.P..........................                491,900(4)                     6.2%
   227 West Monroe Street, Suite 3000
   Chicago, Illinois 60606

Wilen Management Company, Inc.........................                457,776(5)                     5.8%
   Greenspring Station, Suite 226
   2360 West Joppa Road, Suite 226
   Lutherville, Maryland 21093

Morgan Stanley Dean Witter & Co.......................                450,000(6)                     5.7%
   1585 Broadway
   New York, New York 10036

Dimensional Fund Advisors Inc.........................                436,460(7)                     5.5%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, California 90401

Wedbush Morgan Securities Inc.........................                435,628(8)                     5.5%
   1000 Wilshire Boulevard, 9th Floor
   Los Angeles, California 90071

 ____________
 (1) Based on 7,894,180 shares of Common Stock outstanding as of March 12, 1999 (not including 983,944 shares held in treasury).
 (2) Based on information contained in a Schedule 13G/A filed with the SEC on February 9, 1999.
 (3) Based on information contained in a Schedule 13G filed with the SEC on February 12, 1999.
 (4) Based on information contained in a Schedule 13G/A filed with the SEC on January 29, 1999.
 (5) Based on information contained in a Schedule 13G/A filed with the SEC on February 8, 1999.
 (6) Based on information contained in a Schedule 13G filed with the SEC on February 5, 1999.
 (7) Based on information contained in a Schedule 13G filed with the SEC on February 11, 1999.
 (8) Based on information contained in a Schedule 13G filed with the SEC on February 26, 1999 by Wedbush Morgan Securities Inc., Edward W. Wedbush, E*Capital Corporation and Wedbush Morgan Securities Employees' Retirement Plans, as joint filers. Includes 7,330 shares held by a relative of Edward W. Wedbush over which Mr. Wedbush is deemed to have shared dispositive power.

Ownership By Management

     The following table sets forth as of March 12, 1999 information with respect to the beneficial ownership of the Common Stock by each director, each Named Officer (as defined below) and by all of the Company's directors and executive officers as a group:


                                                                               Shares                Percent
                                                                            Beneficially               of
Name of Beneficial Owner                        Position                     Owned(1)(2)           Class(1)(3)
---------------------------------  ----------------------------------  -----------------------  -----------------
H. Jack Meany....................  Chairman of the Board.............              480,975               5.9%
Robert Batinovich................  Director..........................              247,500               3.1%
Richard P. Bermingham............  Director..........................               41,625                *
Denis R. Brown...................  Director..........................               19,500                *
John J. Kimes....................  Director..........................               19,500                *
John A. Sullivan.................  Director..........................               22,050                *
A. Frederick Gerstell............  Director..........................                9,000                *
John C. Johnston.................  President and Chief Executive
                                           Officer, Director.........              121,824               1.5%
Richard Larson...................  Senior Vice President.............                9,375                *
Myron G. Rasmussen...............  Vice President....................               51,384                *
John R. Vissers..................  Vice President, Controller........               14,586                *
Directors and Executive Officers as a group (12 persons).............            1,066,519              12.6%

_________________
*    Less than 1%.

(1) Based on 7,894,180 shares of Common Stock outstanding as of March 12, 1999 (not including 983,944 shares held in treasury). Shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power. However, under California law, personal property owned by a married person may be community property that either spouse may manage and control. The Company does not have any information as to whether any shares shown in this table are subject to California community property law.
(2) Includes shares purchasable within 60 days upon exercise of outstanding stock options as follows: H.J. Meany, 268,000; R. Batinovich, 22,500; R.P. Bermingham, 36,000; D. Brown, 9,000; J.J. Kimes, 18,000; J. Sullivan, 13,500; A.F. Gerstell, 4,500; J. Johnston, 119,625; R. Larson, 9,375; M.G.
     Rasmussen, 35,719; J. Vissers, 6,000; and all Directors and Executives Officers as a group, 542,219.
(3) For purposes of computing the percentages, the number of shares of Common Stock outstanding includes shares purchasable by such individual or group within 60 days upon exercise of outstanding stock options.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     In accordance with the Company's Bylaws, the Board of Directors is divided into three classes (two classes consisting of three directors and one class consisting of two directors). Three directors are to be elected at the Annual Meeting, each of whom will serve until the 2002 Annual Meeting or until their respective successors shall have been elected or appointed.

     In the absence of instructions to the contrary, votes will be cast for the election of the following as directors pursuant to the proxies solicited hereby. Although the Board of Directors expects that each of the nominees will be available to serve as a director, in the event any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly. However, the proxy cannot be voted for a greater number of persons than the number of nominees designated by the Board of Directors.

                                 1999 Nominees
                                 -------------

                                                   Principal Business Experience During Past                Director
           Name                 Age                 5 Years and Certain Other Directorships                  Since
-------------------------     -------     -----------------------------------------------------------   ----------------
John C. Johnston                55        President and Chief Executive Officer of the Company since          1996
                                          February 1999; President and Chief Operating Officer of the
                                          Company from February 1996 to February 1999; Senior Vice
                                          President of the Company from January 1995 to February
                                          1996; President of Easton Aluminum, Inc., an athletic
                                          equipment manufacturer, from 1986 to December 1994.

Richard P. Bermingham           59        Chairman of Bermingham Investment Company since 1997; Vice          1990
                                          Chairman of American Golf Corporation, a golf course
                                          management company, from 1994 to 1997; President and Chief
                                          Executive Officer from May 1987 to June 1994 of Sizzler
                                          International, Inc., an operator and franchisor of
                                          restaurants.

John A. Sullivan                44        Investment Advisor of Relational Investors, LLC since 1998;         1996
                                          Financial Consultant with Batchelder & Partners, Inc., from
                                          May 1996 to March 1998; Senior Vice President of The
                                          Seidler Companies Incorporated from August 1993 to April
                                          1996, and Vice President from October 1990 to August 1993;
                                          Director, American Coin Merchandising, Inc. since October
                                          1995.

     The Board of Directors recommends that the stockholders vote "FOR" the election of the nominees for Director named above.

     Unless otherwise instructed, proxies will be voted FOR the election of management's three nominees for directors.

                              Continuing Directors
                              --------------------

                                            Principal Business Experience During Past           Director       Term
           Name               Age            5 Years and Certain Other Directorships             Since       Expires
-------------------------------------------------------------------------------------------------------------------------
H. Jack Meany                 75        Chairman of the Board since April 1994; Chief             1976        2000
                                        Executive Officer of the Company from February 1996
                                        to February 1999; President and Chief Executive
                                        Officer of the Company from April 1994 to February
                                        1996; Director of the Company from June 1976 to
                                        March 1994; Retired, Chairman of the Board and Chief
                                        Executive Officer of NI Industries, Inc. from
                                        October 1975 to March 1988, a manufacturer of
                                        building, industrial and defense products; Director,
                                        APS Inc. since 1990; Director, ESI, Inc. since 1980.

John J. Kimes                 55        President and Chief Executive Officer of Computerized     1995        2000
                                        Security Systems since 1988, a manufacturer of
                                        electronic and mechanical lock hardware and systems;
                                        Vice President Administration and Controller from
                                        1981 to 1988 of NI Industries, Inc., a manufacturer
                                        of building, industrial and defense products.

Denis R. Brown                58        President and Chief Executive Officer and a Director      1997        2000
                                        of Pinkerton, Inc. since April 1994, a leading
                                        supplier of global security solutions; President and
                                        Chief Executive Officer of Concurrent Computer
                                        Corporation, from 1990 to 1993;  Director, CalMat Co.
                                        since January 1997.

Robert Batinovich             62        Chairman and Chief Executive Officer of Glenborough       1994        2001
                                        Realty Trust Incorporated since 1996, a real estate
                                        investment company; President and majority owner of
                                        Glenborough Corporation since 1978; Commissioner
                                        and past President from 1975 to 1980 of the
                                        California Public Utilities Commission.

A. Frederick Gerstell         61        Vice Chairman, Director and Consultant of Vulcan          1998        2001
                                        Materials Company since January 1999; Chairman and
                                        Chief Executive Officer of CalMat Co., a producer of
                                        construction materials, from 1996 to January 1999;
                                        Chairman, President, Chief Executive Officer and
                                        Chief Operating Officer of CalMat from 1991 to 1996;
                                        Director, Ameron, Inc., since 1997; Director and Vice
                                        Chairman of the National Stone Association since 1997.

Board of Directors and Committees of the Board

     The Board of Directors held seven meetings during 1998. During 1998, no director attended fewer than 75% of the meetings of the Board of Directors and committees on which he served and which were held while a sitting director.

     Directors who are not employees of the Company were paid an annual retainer of $12,000 and $700 for each Board and committee meeting attended. Committee chairmen were paid $1,000 for each committee meeting attended. Directors who are employees of the Company are not paid for attending Board of Directors or committee meetings.

     On January 22, 1991, the Board of Directors adopted the 1991 Stock Option Plan for Non-Employee Directors (the "Director Plan"). On September 12, 1995, the Board of Directors adopted the Second Amendment to the Director Plan, which amendment was approved by the stockholders at the 1996 Annual Meeting of Stockholders. The Second Amendment to the Director Plan increased the number of shares subject to the plan from 108,000 to 225,000 and extended the duration of the Director Plan from 1995 to 2001, among other things. Pursuant to the Director Plan, each non-employee director of the Company is automatically granted, on an annual basis, an option to purchase 4,500 shares of Common Stock. The price for each option granted under the Director Plan is the greater of (a) the fair market value of the Common Stock on the date of grant or (b) the minimum legal consideration necessary for the issuance of such shares. Under the Director Plan, as of March 1, 1999, the Company had granted options to purchase shares of Common Stock to the following directors:

           . options for 18,000 shares to Mr. Meany, . options for 27,000 shares to Mr. Batinovich, . options for 40,500 shares to Mr. Bermingham, . options for 22,500 shares to Mr. Kimes, . options for 18,000 shares to Mr. Sullivan, . options for 13,500 shares to Mr. Brown and . options for 9,000 shares to Mr. Gerstell.

     In 1980, the Board of Directors adopted a deferred compensation plan pursuant to which directors may elect to defer all or a portion of their directors' fees.

     Among the committees of the Board of Directors are an Executive Committee, an Audit Committee and a Compensation Committee. The Board of Directors does not have a standing Nominating Committee.

  Executive Committee

     The Executive Committee is comprised of Messrs. Meany (Chairman), Johnston and Bermingham. The purpose of the Executive Committee is to expedite the decision making process of the Board of Directors. The Executive Committee held one meeting in 1998.

  Audit Committee

     The Audit Committee, which is comprised of Messrs. Bermingham (Chairman), Sullivan and Kimes, held two meetings in 1998. The functions performed by the Audit Committee include:

    . recommending to the Board independent accountants to serve the Company for the ensuing year,
    . reviewing with the independent accountants and management the scope and results of audits,
    . assuring that the independent accountants act independently, . reviewing and approving any substantial change in the Company's accounting policies and practices,

    . reviewing with management and the independent accountants the adequacy of the Company's system of internal controls, . reviewing the Company's annual proxy statement and . reviewing non-audit professional services provided by the independent accountants and the range of audit and non-audit fees.

     To help ensure the independence of the audit, the Audit Committee consults separately and jointly with the independent accountants and management.

  Compensation Committee

     The Compensation Committee, which is comprised of Messrs. Batinovich (Chairman), Brown and Gerstell, held one meeting in 1998. The functions performed by the Compensation Committee include:

    . reviewing management's recommendations as to grants of stock options to key employees,
    . the hiring of outside consultants to study and report on the competitiveness of the Company's compensation to its officers and . the setting of executive compensation levels.

Compliance With Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater-than-ten-percent holders are required to furnish the Company with copies of all such forms which they file.

     To the Company's knowledge, based solely on its review of such reports or written representations from certain reporting persons, the Company believes that during its fiscal year ended January 2, 1999, all filing requirements applicable to its officers, directors, greater-than-ten-percent beneficial owners and other persons subject to Section 16(a) of the Exchange Act were complied with.

Corporate Governance

     The Board of Directors has adopted two policies which are significant steps toward further enhancement of the Company's corporate governance.

     No less than once per year the Board of Directors selects at least three employees of the Company from below the Senior Vice President level for an off-the-record interview from which officers are excluded. The purpose of this interview is to gain input from the lower-level employees as to their opinions of how well the Company is being managed and answer any questions board members may have regarding the Company from the employees' point of view.

     A second policy of significance to sound corporate governance regards the role of outside consultants who provide data and analyses to the Board and make recommendations pertaining to executive pay and benefits. Under this policy all officers and employees of the Company are excluded from both the selection and the hiring of the consultants and from receiving information and reports direct from the consultants. This is beneficial because it removes the consultant from any position of risk of having a conflict of interest and it assures the Board of Directors that the consultant is working only to the committee's instructions. A further explanation of the application of this policy can be found in the Compensation Committee Report contained herein.

                             EXECUTIVE COMPENSATION

     The following table shows the compensation earned by the Company's Chief Executive Officer and the four other most highly compensated officers whose cash compensation for the fiscal year ended January 2, 1999 exceeded $100,000 (collectively, the "Named Officers").

                           Summary Compensation Table
                           --------------------------

                                                                                           Long Term
                                                                                         Compensation
                                                                                         ------------
                                                            Annual Compensation             Awards
                                                            -------------------          ------------
                                                                                          Securities           All Other
                                                                                          Underlying         Compensation
Name and Principal Position                 Year       Salary ($)       Bonus ($)         Options (#)            ($)(1)
-------------------------------------------------------------------------------------------------------------------------------
H. Jack Meany,                              1998        246,002         203,307                   0             23,546(3)
  Chairman of the Board (2)                 1997        246,002         247,834                   0             25,829(3)
                                            1996        246,000         339,180                   0             10,500(3)

John C. Johnston,                           1998        170,000         112,397              22,500             13,187(4)
  President and Chief Executive             1997        170,000         137,013              30,000             14,522(4)
  Officer(2)                                1996        170,000         140,636                   0             13,337(4)

Richard Larson,                             1998        140,000          57,851              22,500             59,065(6)
  Senior Vice President(5)                  1997         72,693          36,617              15,000             30,728(6)

Myron G. Rasmussen,                         1998        117,393          27,165                   0             16,613(7)
  Vice President                            1997        117,393          33,115                   0             18,090(7)
                                            1996        117,393          45,321                   0             14,976(7)

John R. Vissers,                            1998         96,461          22,322                   0              8,655(8)
  Vice President, Controller                1997         91,924          22,226               3,000              8,371(8)
                                            1996         88,301          24,349                   0              7,598(8)

_________________

(1) Excludes compensation in the form of perquisites and other personal benefits that do not exceed the lesser of (i) $50,000 or (ii) 10% of the total annual salary and bonus reported for each year.
(2) Effective February 16, 1999, Mr. Meany resigned from the position of the Company's Chief Executive Officer, though he still serves the Company as its Chairman of the Board and remains an officer of the Company. Effective the same date, Mr. Johnston, who previously served as President and Chief Operating Officer, assumed the role of President and Chief Executive Officer of the Company.
(3) Consists of contributions by the Company under its Supplemental Executive Savings Plan and 401(k) Plan (collectively, the "Retirement Plans").
(4) In 1998, consists of $9,002 of contributions by the Company under the Retirement Plans and $4,185 of certain life insurance premiums paid on behalf of Mr. Johnston. In 1997, consists of $11,666 of contributions by the Company under the Retirement Plans and $2,856 of certain life insurance premiums paid on behalf of Mr. Johnston. In 1996, consists of $10,659 of contributions by the Company under the Retirement Plans and $2,678 of certain life insurance premiums paid on behalf of Mr. Johnston.
(5)  Mr. Larson's employment with the Company commenced in June 1997.
(6) In 1998, includes $47,662 for reimbursement of relocation costs, $6,517 of contributions by the Company under the Retirement Plans and $800 of certain life insurance premiums paid on behalf of Mr. Larson. In 1997, includes $27,180 for reimbursement of relocation costs and $770 of certain life insurance premiums paid on behalf of Mr. Larson.
(7) In 1998, consists of $10,084 of contributions by the Company under the Retirement Plans and $6,529 of certain life insurance premiums paid on behalf of Mr. Rasmussen. In 1997, consists of $11,130 of contributions by the Company under the Retirement Plans and $6,960 of certain life insurance premiums paid on behalf of Mr. Rasmussen. In 1996, consists of $10,791 of contributions by the Company under the Retirement Plans and $4,185 of certain life insurance premiums paid on behalf of Mr. Rasmussen.
(8) In 1998, consists of $8,158 of contributions by the Company under the Retirement Plans and $497 of certain life insurance premiums paid on behalf of Mr. Vissers. In 1997, consists of $7,905 of contributions by the Company under the Retirement Plans and $466 of certain life insurance premiums paid on behalf of Mr. Vissers. In 1996, consists of $7,194 of contributions by the Company under the Retirement Plans and $404 of certain life insurance premiums paid on behalf of Mr. Vissers.

Option Grants in Last Fiscal Year

     Shown below is information concerning grants of options by the Company to the Named Officers in 1998:


                                                                                                  Potential Realizable Value at
                                   Number of           % of Total                                 Assumed Annual Rates of Stock
                                  Securities        Options Granted    Exercise                Price Appreciation For Option Term(2)
                              Underlying Options    to Employees in      Price    Expiration  --------------------------------------
Name                             Granted(#)(1)         Fiscal Year     ($/Share)      Date           5%                 10%
------------------------------------------------------------------------------------------------------------------------------------
John C. Johnston.........            22,500                33.1%         $12.75      3/25/08         $180,414          $457,205
Richard Larson...........            22,500                33.1%         $12.75      3/25/08         $180,414          $457,205

________________
(1) Such options were granted on March 25, 1998 with an exercise price equal to the closing sale price of the Common Stock as reported on the Nasdaq National Market on such date.

(2) The 5% and 10% assumed rates of appreciation are specified under the rules of the SEC and do not represent the Company's estimate or projection of the future price of the Common Stock. The actual value, if any, which a Named Officer may realize upon the exercise of stock options will be based upon the difference between the market price of the Common Stock on the date of exercise and the exercise price.

Stock Option Exercises and Fiscal Year-End Option Values

     The following table sets forth for the Named Officers information with respect to unexercised options and year-end option values, in each case with respect to options to purchase shares of Common Stock held as of January 2, 1999.

                                                                                                           Value of Unexercised
                                        Shares                                                           In-the-Money Options at
                                       Acquired        Value       Number of Unexercised Options at           FY-End ($) (1)
                                        on           Realized                FY-End (#)              ------------------------------
               Name                  Exercise (#)       ($)         Exercisable     Unexercisable    Exercisable     Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
H. Jack Meany(2)............              0             --            18,000                --          122,750                --
John C. Johnston............              0             --             7,500           144,000           15,938           830,188
Richard Larson..............              0             --             3,750            33,750                0                 0
Myron G. Rasmussen..........              0             --            34,594             1,125          215,074             7,953
John R. Vissers.............          1,968         18,000             3,562             3,938           21,977            16,711

-----------------
(1) Calculated based on the closing price of the Company's Common Stock ($10.125 per share) as reported on the Nasdaq National Market on January 2, 1999.
(2) Mr. Meany holds options to purchase 18,000 shares of Common Stock that were granted pursuant to the Director Plan for his services to the Company as a non-employee director.

                         COMPENSATION COMMITTEE REPORT

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee in the year ended January 2, 1999 were Messrs. Batinovich (Chairman), Brown and Gerstell, each of whom is a non-employee director and none of whom has any direct or indirect material interest in or relationship with the Company (outside of his position as director). To the Company's knowledge, there were no interrelationships involving members of the Compensation Committee or other directors of the Company requiring disclosure in this proxy statement.

Report on Annual Compensation of Executive Officers

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

                                    * * * *

     The policy of the Compensation Committee is to establish compensation levels for the Chief Executive Officer and the other officers reflecting both
(i) the Company's overall performance and (ii) the executive's contribution to the growth and profitability of the Company. The Compensation Committee determines the appropriate executive compensation levels that it believes will allow the Company to attract and retain qualified executives.

     The Compensation Committee retains the services of an outside consultant who is recruited, selected and retained solely by the Compensation Committee, acting entirely independently of and without direction from management.

     The consultant provides reports and information on a confidential basis to the Compensation Committee. No reports or other information are provided to management by the consultant other than by direction of the Compensation Committee, at its sole discretion. No files or records of the consultant's reports or work papers are kept by management or in the Company's files except at the specific direction of the Chairman of the Compensation Committee and only for specific documents or information.

     The consultant's assignment is to use available current salary data for companies of comparable size in manufacturing and related businesses, and make comparative evaluations of salaries, incentive compensation and perquisites. To facilitate this process, the Company provides to the consultant the value of all options existing at the beginning of the year for each individual officer along with a comparison of the value of all options existing at the end of the year and any gain on options exercised during the year. This information is included in the consultant's report to the Compensation Committee. Such information as is reasonably available which may be of value to the Compensation Committee in its deliberations is also provided by the consultant. Specific recommendations are made by the consultant to the Compensation Committee, if and when requested by the Committee.

     The scope of the work to be performed and the fees and costs for such work are determined between the consultant and the Chairman of the Compensation Committee for each assignment. This is normally once each year, but may include other work or at other times, as required by the Compensation Committee. The positions covered are determined by the Compensation Committee and are the entire officer staff as then-existing, and may include planned positions.

     The Compensation Committee considers recommendations from the Chief Executive Officer in determining the compensation of the other executive officers. Compensation levels are generally based on the Company's overall performance, particularly in the areas of sales and earnings. Such performance is typically measured by comparing the Company's operating plan for the year versus actual achievement of that plan. In determining compensation levels, the Compensation Committee also considers qualitative factors such as new product development, organizational improvements and other factors considered vital to the Company's success in meeting its long-term sales growth and profit objectives. The Compensation Committee also focuses on each officer's area of responsibility and contribution in helping to reach Company objectives.

     A major part of the compensation of each officer is base salary. Upon its review of the Company's operating plan measured against actual achievement, the Compensation Committee establishes the salary levels for executives and awards bonuses. The Compensation Committee considers data from the outside compensation consultant and also considers the practices of various industry groups. Such industry groups generally include companies in the same industry as the Company as well as companies of comparable size in other industries. The Compensation Committee believes that the Company's overall executive compensation levels are generally in line with the compensation levels at other companies studied by the Compensation Committee. This is made up of base salaries, which are slightly lower, and incentive compensation, which is generally higher, than the average of the comparable companies studied.

     In February 1996, Mr. Meany became Chairman and Chief Executive Officer of the Company (as discussed above, Mr. Meany resigned as Chief Executive Officer on February 16, 1999). Previously, Mr. Meany was Chairman, President and Chief Executive Officer of the Company from April 1994 to February 1996. Prior to April 1994, Mr. Meany served as a non-employee director of the Company. At Mr. Meany's request, and as set by the Compensation Committee, Mr. Meany received an annual base salary of $1.00 from April 1994 to February 1996. The Compensation Committee in July 1996 then re-established Mr. Meany's base salary retroactively at $246,000 per year, effective April 1994. In addition, Mr. Meany became retroactively eligible to participate in the Company's Management Incentive Plan. Mr. Meany's base salary and incentive compensation levels were determined by the Compensation Committee through reference to only the base salaries and total compensation being paid to chief executives of comparable manufacturing and other business companies, along with the Company's performance and Mr. Meany's ability to build and maintain a strong management team, capable of meeting the Company plan on a consistent basis. As the Company's new Chief Executive Officer, Mr. Johnston's compensation levels will be determined in a similar fashion.

     Officers are eligible to receive bonuses under the Company's Management Incentive Plan. Under this plan, bonuses are based on the Company achieving profits above a minimum return on assets and certain income levels. Based on 1998 operating results, corporate performance exceeded the minimum return on assets and certain income levels, thereby providing for bonuses to be awarded to management. The Compensation Committee also retains the discretion to award bonuses based on corporate or individual performance.

     The Compensation Committee annually considers grants of stock options for employees; determines the recipients for such options; and the number of options to be granted to each recipient. The purpose of the stock option program is to provide incentives to the Company's management and other personnel to maximize stockholder value. The option program also utilizes vesting periods to encourage employees to continue in the employ of the Company. The aggregate number of options granted to an employee is based on the responsibilities of the employee, the historic levels of option awards granted to other employees, the appropriate incentive level for purposes of achieving the objectives set for the option plan and the potential dilution effect of additional options to the overall earnings per share. In 1998, the Compensation Committee granted options to two of the Named Officers (as set forth in the option-grant table above) and to two other employees.

                                    ROBERT BATINOVICH (Chairman)
                                    DENIS R. BROWN
                                    A. FREDERICK GERSTELL

Performance Graph

     The performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act. The following table compares total stockholder returns to the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Standard & Poor's Pollution Control Index (the "S&P Pollution Control Index") over the period from January 1, 1994 to December 31, 1998.

             COMPARISON OF CUMULATIVE TOTAL RETURN OF FARR COMPANY,
               S&P 500 INDEX AND THE S&P POLLUTION CONTROL INDEX
                                [GRAPH]

                                               1993          1994          1995          1996          1997          1998
----------------------------------------------------------------------------------------------------------------------------
FARR COMPANY                                  $100.00       $ 98.00       $128.00       $266.00       $359.81       $364.13
-----------------------------------------------------------------------------------------------------------------------------
S&P POLLUTION CONTROL INDEX                   $100.00       $ 93.84       $134.23       $147.58       $183.90       $ 96.84
-----------------------------------------------------------------------------------------------------------------------------
S&P 500 INDEX                                 $100.00       $101.32       $139.40       $171.41       $228.59       $293.92
=============================================================================================================================

     The cumulative total return shown on the stock performance graph indicates historical results only and is not necessarily indicative of future results. Each line on the stock performance graph assumes that $100 was invested in the Company's Common Stock and the respective indices on January 1, 1994. The graph then tracks the value of these investments, assuming reinvestment of dividends, through December 31, 1998.

                                   PROPOSAL 2

         APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
               TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has adopted a resolution amending Article IV of the Company's Restated Certificate of Incorporation (the "Charter") to increase the authorized shares of the Company's capital stock from the current amount of 10,000,000 shares of Common Stock to 20,000,000 shares of Common Stock (the "Charter Amendment"). Article IV of the Charter, as proposed to be amended by the Charter Amendment, would be restated in its entirety to say:

          "The total number of shares of stock which the Corporation shall have authority to issue is 20,000,000 shares of common stock, par value $.10 per share (the "Common Stock")."

     At the close of business on March 12, 1999, there were:

       .  8,878,124 shares of Common Stock issued and outstanding,

       .  983,944 shares of Common Stock held in treasury,

       . 31,669 shares of Common Stock reserved for issuance upon exercise of outstanding options issued under the 1983 Stock Option Plan for Key Employees,

       . 567,187 shares of Common Stock reserved for issuance upon exercise of outstanding options issued under The 1993 Stock Option Plan for Key Employees of Farr Company (with options for an additional 32,536 shares available for grant under this plan) and

       . 148,500 shares of Common Stock reserved for issuance upon exercise of outstanding options issued under the Company's 1991 Stock Option Plan for Non-Employee Directors (with options for an additional 45,000 shares available for grant under this plan).

     The increase in the authorized number of shares is proposed in order to provide the Company with the flexibility to issue shares of Common Stock for various strategic corporate purposes, including the following:

       .  to raise additional capital, as needed,

       .  to effect future stock dividends, if and when declared by the Board,

       . to grant additional stock options or other stock-based compensation to the Company's key employees and non-employee directors and

       . in connection with future acquisitions or other business combinations, where advantageous.

     Management believes that the number of shares of Common Stock that would be available for issuance following adoption of the Charter Amendment would be sufficient for any foreseeable purposes. Except for the shares of Common Stock issuable under the Company's stock option plans listed above and any shares of Common Stock issuable upon the triggering of certain events under the Company's Rights Agreement, the Company does not have any plans, commitments or understandings with respect to the issuance of additional shares of Common Stock which would be authorized if the Charter Amendment is approved. Other than increasing the number of authorized shares of the Common Stock, the proposal to increase the authorized shares of Common Stock will not affect the rights, preferences or privileges of the Company's stockholders.

     The Board of Directors has directed that the Charter Amendment be submitted for stockholder approval. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will be required for approval of the proposal to increase the authorized shares of Common Stock. In the absence of approval, the authorized number of shares of Common Stock of the Company will remain at 10,000,000.

     The Board of Directors unanimously recommends that the stockholders vote "FOR" approval of the Charter Amendment to increase the number of authorized shares of Common Stock.

     When a proxy in the form of the proxy enclosed with this proxy statement is returned properly executed, unless marked to the contrary, such proxy will be voted in favor of the increase in the authorized shares of Common Stock contemplated by the Charter Amendment.

                                   PROPOSAL 3

APPROVAL OF INCREASE IN NUMBER OF SHARES OF COMMON STOCK RESERVED UNDER THE 1993
              STOCK OPTION PLAN FOR KEY EMPLOYEES OF FARR COMPANY

     The stockholders of the Company will be asked to approve an amendment (the "Amendment") to The 1993 Stock Option Plan for Key Employees of Farr Company (the "1993 Plan"). The proposed Amendment (i) provides for an increase in the number of shares of Common Stock issuable by the Company upon exercise of options granted pursuant to the 1993 Plan from 787,500 to 1,100,000 and (ii) amends the language with respect to the composition of the committee overseeing the 1993 Plan to comport with recent amendments to Section 16b-3 of the Exchange Act (as amended, the committee shall be composed solely of two or more "non-employee directors," which replaces the old reference under Section 16b-3 of "disinterested persons").

     There are presently 787,500 shares of the Company's Common Stock authorized for issuance under the 1993 Plan. At the close of business on March 12, 1999, 187,777 shares of Common Stock had been issued pursuant to the exercise of options previously granted under the 1993 Plan and there were outstanding options to purchase 567,187 shares of Common Stock.

     In March 1999, the Board approved the Amendment to the 1993 Plan, subject to stockholder approval, to ensure that the Company can continue to grant stock options to employees, directors and consultants at levels determined appropriate by the Board and the Compensation Committee. The ability to offer options in order to attract and retain talented employees is particularly important to the Company's competitive position in its industry.

     The principal features of the 1993 Plan are summarized below, but the summary is qualified in its entirety by reference to the 1993 Plan itself, copies of which may be obtained by making a written request to the Company's Secretary at the address provided on the last page of this proxy statement.

General

     The 1993 Plan is intended (1) to further the growth, development and financial success of the Company by providing additional incentives to certain of its key employees who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of the Common Stock and thus to benefit directly from its growth, development and financial success, and (2) to enable the Company to obtain and retain the services of the type of professional, technical and managerial employees considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of the Common Stock under options, including options that are intended to qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     As amended to date, and giving effect to stock dividends effected by the Company, a total of 787,500 shares of Common Stock are presently reserved for issuance upon the exercise of options granted under the 1993 Plan. Subject to stockholder approval, the 1993 Plan, as amended, will increase the number of shares of Common Stock issuable upon exercise of options to 1,100,000. The Board of Directors believes that the increase in shares is desirable in order to enable the Compensation Committee to continue to provide stock-based incentive compensation to the Company's key employees and to attract new key employees, thereby continuing to align the interests of such employees with those of the stockholders. The 1993 Plan also authorizes the Compensation

Committee to award non-qualified stock options having an exercise price which is less than the market price. The Board of Directors determined that it was desirable for the Compensation Committee to have the flexibility to award options having an exercise price below market value in those circumstances in which the Compensation Committee believes it is necessary in order to fulfill the goals of the 1993 Plan as described above.

Administration of the 1993 Plan

     The 1993 Plan is administered by the Compensation Committee which, as set forth in the Amendment, is to consist of at least two members of the Board of Directors, each of whom is a "Non-Employee Director" as defined by Rule 16b-3 of the Exchange Act. The 1993 Plan further requires that the members be "outside" directors as defined by Section 162(m) of the Code. The Compensation Committee is authorized to select from among the eligible employees the individuals to whom options are to be granted and to determine the number of shares to be subject to the options, whether such options are to be ISOs or non-qualified options and whether such options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and the terms and conditions of the options, consistent with the 1993 Plan. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the 1993 Plan and the interpretation of options.

Eligibility to Receive Options

     Options may be granted to individuals who are then officers or other employees of the Company or any of its present or future subsidiaries (as defined in Section 424(f) of the Code) and who are determined by the Compensation Committee to be key employees. More than one option may be granted to a key employee. The maximum number of shares which may be subject to options granted under the 1993 Plan to any individual in any calendar year shall not exceed 250,000, as set forth in the Amendment, and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code.

Terms of Options

     The 1993 Plan requires that the price of the shares subject to both ISOs and non-qualified options shall be no less than the par value of a share of Common Stock and in the case of ISOs must be at least 100% of the fair market value of the shares on the date the option is granted; provided, however, in the case of any person who then owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of Company stock (including the stock of any subsidiary or any parent corporation), the price per share must be at least 110% of the fair market value of such shares on the date the option is granted.

     During the first year after an option is granted, it may not be exercised as to any shares. Thereafter, options granted under the 1993 Plan are exercisable at such times and in such installments (which may be cumulative) as the Compensation Committee shall provide in the terms of the option. In consideration of the granting of an option, the optionee must agree in the written stock option agreement to remain in the employ of the Company or its subsidiary for at least one year after the option is granted. The Compensation Committee may subsequently determine to accelerate the time at which an option becomes exercisable.

     No ISO and no non-qualified option can be exercised after ten years from the date of grant; provided, however, that shorter option periods may be established by the Compensation Committee. In the case of any person who owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of Company stock (including the stock of any subsidiary or any parent corporation) at the time an ISO is granted, such ISO cannot be exercised after five years from the date of such grant. The Compensation Committee may provide in the terms and conditions of an option that it will terminate upon the dissolution or liquidation of the Company by another corporation; but in such event, the Compensation Committee may also give optionees the right to exercise their outstanding options in full during some period prior to such event, even though the options have not yet become fully exercisable.

     Options may be exercised by compliance with certain prescribed procedures and the option price must be paid in full at the time of exercise. In any event, the Common Stock will not be issued until the purchase price has been paid in full. The option price may be paid in cash, or by the tendering of Common Stock or by a combination of the two methods. The Compensation Committee may, as a condition of the exercise of any option, require that the optionee deliver such representations and documents as it deems necessary to effect compliance with applicable federal and state securities laws and regulation. No option granted under the 1993 Plan may be assigned or transferred by the optionee except upon death and, during the lifetime of the optionee, the option may be exercised only by the optionee. Subject to the other termination provisions in the 1993 Plan and in the respective option agreements, an option cannot be exercised after one year from the date the optionee's employment terminates by reason of death or disability or after three months from the date of an employment termination for any other reason (unless the optionee dies in this three-month period). The options of optionees who are terminated for cause expire immediately upon the termination of their employment. The Compensation Committee may provide in the terms of an option that said option expires immediately upon termination of employment for any reason.

     The 1993 Plan provides for appropriate adjustments in the number and kind of shares subject to the 1993 Plan and to outstanding options in the event of a stock split, stock dividend or certain other types of recapitalizations. If any ISO or non-qualified option becomes unexercisable for any reason, the number of shares which were subject to the unexercised portion of the option shall continue to be subject to the 1993 Plan and new ISOs or non-qualified options may be granted in respect of such shares. Any option that is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall conform to any requirements applicable to such compensation under
Section 162(m) of the Code or any additional regulations or rules issued thereunder.

Amendment and Termination of the 1993 Plan

     Future amendments of the 1993 Plan to (i) increase the share limit on the number of shares which may be issued on exercise of options granted under the 1993 Plan (except for adjustments resulting from stock splits, etc.), (ii) materially modify the eligibility requirements for participation in the 1993 Plan, (iii) reduce the minimum option price requirements, (iv) extend the period during which options may be granted or (v) effect such other amendments which require stockholder approval under Section 16b-3 of the Exchange Act would each require the approval of the Company's stockholders within twelve months before or after such amendments. In all other respects, the 1993 Plan can be amended, modified, suspended or terminated by the Compensation Committee or the Board of Directors.

Federal Income Tax Consequences

     The following is a brief description of the federal income tax treatment that will generally apply to awards made under the 1993 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of any such award.

     Pursuant to the 1993 Plan, participants may be granted options that are intended to qualify as ISOs under Section 422 of the Code. Generally, the optionee is not taxed, and the Company is not entitled to a deduction, on the grant or exercise of an ISO. However, if the optionee sells the shares acquired upon the exercise of an ISO ("ISO Shares") at any time within (i) one year after the transfer of ISO Shares to the optionee pursuant to the exercise of the ISO or (ii) two years from the date of grant of the ISO, then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price or the fair market value of the ISO Shares on the date of exercise, over the exercise price of the ISO. The Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. If the optionee sells the ISO Shares at any time after the optionee has held the ISO Shares for at least (i) one year after the date of transfer of the ISO Shares to the optionee pursuant to the exercise of the ISO and (ii) two years from the date of grant of the ISO, then the optionee will recognize capital gain or loss equal to the difference between the sale price and the exercise price of such ISO, and the Company will not be entitled to any deduction.

     The amount by which the fair market value of the ISO Shares received upon exercise of an ISO exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI") in the year of exercise. The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 28% (26% of AMTI below certain amounts) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

     The grant of an option or other similar right to acquire stock that does not qualify for treatment as an ISO (a "non-qualified stock option") is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount.

     Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations under the 1993 Plan by delivering previously owned shares of Common Stock or by reducing the amount of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired.

     The terms of the agreements pursuant to which specific awards are made under the 1993 Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such award may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payment" and the Company will be denied any deduction with respect to such payment.

     In certain circumstances, the Company may be denied a deduction for compensation (including compensation attributable to the ordinary income recognized with respect to awards made under the 1993 Plan) to certain officers of the Company to the extent that the compensation exceeds $1,000,000 (per person) annually.

Conclusion

     The Board of Directors has directed that the Amendment to the 1993 Plan be submitted for stockholder approval. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting will be required for approval. In the absence of approval, the increase in the number of shares of Common Stock reserved for issuance under the 1993 Plan will be without effect, and the maximum number of shares of Common Stock issuable under the 1993 Plan will remain 787,500.

     The Board of Directors unanimously recommends that the stockholders vote "FOR" approval of the Amendment to the 1993 Plan.

     When a proxy in the form of the proxy enclosed with this proxy statement is returned properly executed, unless marked to the contrary, such proxy will be voted in favor of adoption of the Amendment to the 1993 Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP ("Arthur Andersen"), the Company's auditors since 1970, audited the Company's financial statements for the year ended January 2, 1999. In connection with its audit of the Company's financial statements for the year ended January 2, 1999, Arthur Andersen reviewed the Company's Annual Report to Stockholders, its filings with the Securities and Exchange Commission and its unaudited quarterly financial information. Representatives of Arthur Andersen are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so. It is expected that they will be available to respond to appropriate questions from the stockholders at the meeting. The Board of Directors has selected Arthur Andersen as the Company's auditors for the fiscal year ending January 1, 2000.

                             STOCKHOLDER PROPOSALS

     Any stockholder wishing to submit a proposal to be presented to all stockholders at the Company's 2000 Annual Meeting must submit such proposal to the Company so that it is received by the Company at its principal executive offices no later than December 4, 1999.

                                 ANNUAL REPORT

     The Company's Annual Report to Stockholders containing audited financial statements for the year ended January 2, 1999 is being mailed herewith to all stockholders of record. The Annual Report does not form part of the material for solicitation of proxies.

                                 MISCELLANEOUS

     Should any matter not described in the proxy statement properly come before the meeting, the persons named in the accompanying proxy form will vote in accordance with their best judgment.

                              By the Order of the Board of Directors,

                              Stephen E. Pegg
                              Secretary

El Segundo, California
April 2, 1999

     Stockholders of record on March 12, 1999 may obtain copies of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission and The 1993 Stock Option Plan for Key Employees of Farr Company by writing to Stephen E. Pegg, 2201 Park Place, El Segundo, California 90245, and a copy will be sent to you.

                        FARR COMPANY
        ANNUAL MEETING OF STOCKHOLDERS--MAY 4, 1999
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                         DIRECTORS

      The undersigned stockholder of Farr Company does hereby nominate, constitute and appoint H. Jack
    Meany and Stephen Pegg, or either of them, the true and lawful proxies, agents and attorneys of the undersigned, with full power of substitution, to vote for the undersigned all of the common stock of said corporation standing in the name of the undersigned on its books at the close of business on March 12, 1999, at the Annual Meeting of
    Stockholders to be held at the offices of the corporation, 2201 Park Place, El Segundo,
    California, on May 4, 1999 or at any adjournment thereof, with all of the powers which would be possessed by the undersigned if personally present, as follows:

      IF NO CONTRARY INSTRUCTION IS INDICATED, THIS
    PROXY WILL BE VOTED FOR THE ELECTION OF
    MANAGEMENT'S THREE NOMINEES AS DIRECTORS, FOR
    AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF
    INCORPORATION, FOR AMENDMENT OF THE 1993 STOCK
    OPTION PLAN FOR KEY EMPLOYEES OF FARR COMPANY AND
    IN THEIR DISCRETION FOR MATTERS DESCRIBED IN ITEM
    4.

              (Continued and to be signed on other side)
P
R
O
X
Y

                                                             Please mark
                                                             your votes   [X]
                                                               as this


                                                              WITHHELD
1. Election of Directors                                FOR    FOR ALL
                                                        [ ]      [ ]
   John C. Johnston
   Richard P. Bermingham
   John A. Sullivan


(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

---------------------------------------------------

2. To vote upon a proposal to amend the Company's       FOR   AGAINST   ABSTAIN
   Restated Certificate of Incorporation to increase    [ ]     [ ]       [ ]
   the total number of authorized shares of Common
   Stock from 10,000,000 to 20,000,000.

3. To vote upon a proposal to amend the 1993 Stock      FOR   AGAINST   ABSTAIN
   Option Plan for Key Employees of Farr Company to     [ ]     [ ]       [ ]
   approve an increase in the aggregate number of shares of Common Stock reserved for issuance under such plan from 787,500 to 1,100,000 shares.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 2, 1999 and the Proxy Statement of the same date furnished therewith.




Signature(s) ___________________________   Date _______________________________
NOTE: Please sign name exactly as your name (or names) appear on the stock certificate. When signing as attorney, executor, administrator, trustee, or guardian please give full title. If more than one trustee, all should sign. All joint owners must sign.